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        SECURITIES AND EXCHANGE COMMISSION
              WASHINGTON, D.C.   20549


                    FORM 8-K

                  CURRENT REPORT


         PURSUANT TO SECTION 13 OR 15(d) OF
        THE SECURITIES EXCHANGE ACT OF  1934


      Date of report (Date of earliest event reported):
                   February 18, 2000




                 NewSouth Bancorp, Inc.
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    (Exact Name of Registrant as Specified in Charter)



      Virginia                0-22219            56-1999749
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(State or Other             (Commission      (I.R.S. Employer
Jurisdiction of             File Number)     Identification No.)
Incorporation)


      1311 Carolina Avenue, Washington, North Carolina  27889
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       (Address of Principal Executive Offices) (Zip Code)



         Registrant's telephone number, including area code:
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                         (252) 946-4178



                         Not applicable
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 (Former Name or Former Address, if Changed Since Last Report)

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ITEM 2.  ACQUISITION AND DISPOSITION OF ASSETS
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    (a)  On February 18, 2000, First South Bank ("First South"
or the "Bank"), a wholly owned subsidiary of NewSouth Bancorp, Inc. (the "Company"), announced that it had completed its acquisition of five of Triangle Bank's branch offices located in Rocky Mount, North carolina and one office located in Tarboro, North carolina. First South assumed the deposit liabilities and purchased certain other assets of the six branch offices. These branches had total deposits of approximately $148 million at February 18, 2000. On February 22, 2000, five of the six branch offices became branch offices of the Bank, while the branch was closed with the deposits and loans to be serviced out of a nearby existing First South branch office.

    (b) With the exception of the office that was closed, the equipment and other physical property acquired by the Bank in the acquisition were used by Triangle for its banking business and will continue to be used by the Bank for its banking business.

     Information regarding this acquisition is set forth in the Company's press release dated February 24, 2000, attached hereto as Exhibit 99.3 and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS
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Exhibit                 Description
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   2       Purchase and Assumption Agreement Among Centura Bank,
           Triangle Bank and First South Bank, dated December
           10, 1999 (incorporated herein by reference from Exhibit 2 to the Company's Current Report on Form 8-K dated December 10, 1999)

  99.1 Financial Statements of Business Acquired: To be filed by amendment as soon as practicable but not later than 60 days from the date this Current Report on Form 8-K is required to be filed, or May 3,
           2000

  99.2 Pro Forma Financial Information: To be filed by amendment as soon as practicable but not later than 60 days from the date this Current Report on Form 8-K is required to be filed, or May 3, 2000

  99.3     Press Release, dated February 24, 2000
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                      SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                              NEWSOUTH BANCORP, INC.



Date: February 24, 2000       By: /s/ William L. Wall
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                                  William L. Wall
                                  Executive Vice President and
                                     Chief Financial Officer